Exhibit 10.7

AMENDMENT NUMBER ONE TO CLINICAL TRIAL AGREEMENT

THIS AMENDMENT NUMBER ONE TO THE CLINICAL TRIAL AGREEMENT (the “Amendment”) is effective 14 October 2009 (“Effective Date”) The General Hospital Corporation d/b/a Massachusetts General Hospital, a not-for-profit corporation organized under the laws of Massachusetts with its principal place of business at 55 Fruit Street, Boston, MA 02114 (“Institution”) and CytoDyn, Inc., a publicly traded corporation organized under the laws of Colorado with its principal place of business at 1511 Third Street, Santa Fe, New Mexico 87505 (“Company”).

RECITALS

A.	INSTITUTION has previously entered into a Clinical Trial Agreement to perform the study protocol entitled “An observational study to determine the in-vitro immunologic and virology activity of Cytolin,” with Company on 28 September 2009 (the “Agreement”).

B.	The parties now desire to amend the Agreement as set forth herein.

AGREEMENT

NOW, THEREFORE, INSTITUTION and Company agree as follows:

1.	Except as expressly modified by this First Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect. All terms used herein shall have the same meaning as ascribed to them in the Agreement. To the extent any term or provision of this First Amendment conflicts with any term or provision of the Agreement, the terms and provisions of this First Amendment shall prevail.

2.	Section 11.2(a) shall be replaced in its entirety as follows:

Company shall, at its sole cost and expense, procure and maintain policies of professional and general liability insurance in amounts not less than One Million Dollars ($1,000,000) per occurrence and Three Million Dollars ($3,000,000) annual aggregate covering its obligations under this Agreement, including contractual liability coverage for its subject injury and indemnification obligations under this Section 11, if any.

3.	This Amendment shall be made part of the Agreement and attached thereto.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the last date written below. The Effective Date of this Amendment shall be 14 October 2009.

ACCEPTED and AGREED:

The General Hospital Corporation

/s/ Jason McLaren
Jason McLaren, J.D., Pharm.D. Agreement Associate

Date:	10/21/09

CytoDyn, Inc.

/s/ Allen D. Allen
Allen D. Allen
Chief Executive Officer

Date:	October 14, 2009